BYLAWS

                                       OF

                     WESTAR FINANCIAL SERVICES INCORPORATED


SECTION 1.  OFFICES

     The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices, either within or without the State of Washington, as the Board may designate or as the business of the corporation may require from time to time.

SECTION 2.  SHAREHOLDERS

     2.1 Annual Meeting. The annual meeting of the shareholders shall be held on the last Monday of July of each year, or such other date set by the Board of Directors at a location selected by the Board of Directors for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as may be convenient. The order of business at the annual meeting of shareholders shall be as follows:

          (a)  Call to order;
          (b)  Proof of notice of meeting, or filing of waivers of notice;
          (c)  Reading of minutes of the last annual meeting;
          (d)  Reports from officers;
          (e)  Reports from committees;
          (f)  Election of Directors; and
          (g)  Other business.

     2.2 Special Meetings. The Board, but no other person or persons, may call special meetings of the share-holders for any purpose. No business shall be transacted at any special meeting of shareholders except as specified in the notice calling for said meeting.

     2.3 Meetings by Communication Equipment. Shareholders may participate in a meeting of the shareholders by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

     2.4 Place of Meeting. All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Washington, designated by the Board, or in a waiver of notice signed by all of the shareholders entitled to notice of the meeting.

     2.5 Notice of Meeting. The Board, calling an annual or special meeting of shareholders as provided for herein, shall cause to be delivered to each shareholder entitled to notice of or to vote at the meeting, not less than ten
(10) days (or in the case of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation other than in the usual and regular course of business, or the dissolution of the corporation (collectively, an "Extraordinary Act"), not less than twenty (20) days) nor more than sixty (60) days before the meeting, written notice stating the place, day and hour of the meeting and, in the case of a special meeting or a meeting to consider an Extraordinary Act, the purpose or purposes for which the meeting is called. Notice of a meeting to consider a proposed Extraordinary Act shall describe the proposed action with reasonable clarity and include a copy of any proposed amendment, plan of merger or share exchange or agreement of sale, lease, exchange or disposition, as the case may be. Notice may be transmitted by mail, electronic mail, private carrier or personal delivery; telegraph or teletype; telephone, facsimile or other wire or wireless equipment. If such notice is mailed, it shall be deemed delivered when deposited in the official government mail properly addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation with first class postage prepaid. If the notice is telegraphed or teletyped, it shall be deemed delivered when the content of the telegram is delivered to the telegraph company. If the notice is provided by facsimile or other wire or wireless equipment, including electronic mail, it shall be deemed delivered if it is transmitted to a number provided by a shareholder for that purpose from time to time and the successful transmission thereof is confirmed. In all other cases, notice shall be deemed delivered upon the shareholder's receipt thereof.

     2.6 Waiver of Notice. Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, and delivered to the corporation for inclusion in the minutes or filing in the corporate records, shall be deemed equivalent to the giving of such notice. In addition, notice shall be deemed waived by any shareholder by its attendance at a meeting in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and by any shareholder as to consideration of a particular matter at a special meeting not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

     2.7 Fixing of Record Date for Determining Shareholders. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of shareholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall be not more than seventy (70) days, and in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting or to receive payment of a dividend or other distribution, the day before the date on which the notice of meeting is mailed or the date on which the resolution of the Board declaring such dividend or distribution is adopted, as the case may be, shall be the record date and time for such determination. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date fixed for the original meeting. If no notice of meeting is given because all shareholders entitled to notice have waived notice, then the record date shall be the date on which the last waiver of notice becomes effective.

     2.8 Voting Record. After fixing a record date for a meeting, a complete record of the shareholders entitled to notice of such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order and by voting group and class or series of shares within each voting group, with the address of and number of shares held by each shareholder. This record shall be kept on file at the principal office of the corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for ten days prior to such meeting or any adjournment and shall be kept open at such meeting, for the inspection of any shareholder, its agent or attorney, at such shareholder's expense.

     2.9 Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders; provided however, that shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter, and such quorum shall exist only if a majority of the votes entitled to be cast on the matter by the voting group is represented in person or by proxy at such meeting. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business at such meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders from either meeting to leave less than a quorum.

     2.10 Manner of Acting. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders' meeting to one vote for every share standing in its name on the books of the corporation. If a quorum exists, action on a matter, other than election of directors, is approved by a voting group of shareholders if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the Articles of Incorporation or the Washington Business Corporation Act require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes of the shares present and personally represented by proxy at the meeting and entitled to vote on the election of directors.

     2.11 Proxies. A shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact or agent. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting and shall become effective upon receipt. A proxy shall become invalid eleven months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

     2.12 Voting for Directors. Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote.

     2.13 Action by Shareholders Without a Meeting. No action shall be taken by any shareholder except at an annual or special meeting of shareholders.

     2.14 Ratification. Any action taken by the corporation, the directors or the officers which is subsequently authorized, approved, or ratified by the vote of the number of shares that would have been sufficient to approve the action in the first instance, shall be valid and binding as though ratified by every shareholder of the corporation.

     2.15  Notice of Stockholder Proposals.

          (a) At an annual meeting, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by, or at the direction of, the Board of Directors or (ii) by any shareholder of the corporation who complies with the notice procedures set forth in this section of these bylaws. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must be given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than sixty-five (65) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, such shareholder proposal to be timely must be so delivered or received not less than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the Corporation's stock which are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (iv) any financial interest of the shareholder in such proposal.

          (b) If the Chairman determines that a shareholder proposal was not made in accordance with the terms of this Section, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

          (c) This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

SECTION 3.  BOARD OF DIRECTORS

     3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in the Articles of Incorporation or the Washington Business Corporation Act.

     3.2  Number and Tenure.

     3.2.1 The Board of Directors shall consist of not fewer than six (6) nor more than nine (9) members. The exact number shall be fixed and determined by a resolution approved by at least a sixty (60) percent vote of the total number of directors. The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

     3.2.2 CLASSES. The Board of Directors shall be divided into three classes, with each class to be as equal in number as may be possible. A Director's basic term shall be three years, but initially the term of the Directors in the first class shall expire at the first annual shareholders' meeting after the filing of the Articles of Incorporation, the term of Directors in the second class shall expire at the second annual shareholders' meeting after the filing of the Articles of Incorporation, and the term of Directors in the third class shall expire at the third annual shareholders' meeting after the filing of the Articles of Incorporation. Unless a Director dies, resigns, or is removed and despite the expiration of its term, he or she shall hold office until the next annual meeting of shareholders or until his or her successor is elected and qualified, whichever is later. Directors need not be shareholders of the corporation or residents of the State of Washington. The directors to be elected each year shall be elected by the shareholders at their annual meeting each year; and if, for any reason, the directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

     3.2.3 Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors, shall be made in writing and delivered to or mailed and received by the Secretary not less than fourteen (14) days nor more than fifty (50) days prior to the annual meeting of shareholders; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by a shareholder to be timely must be so received no later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such notification shall contain the following information:

          (a)  The name and address of the nominee(s);

          (b)  Each nominee's principal occupation;

          (c) The total number of shares of stock of the corporation that will be voted for each proposed nominee;

          (d) The name and address of the proposing stockholder and the number of shares the proposing stockholder owns;

          (e) Such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors.

     Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instruction, all votes cast for such nominee shall be disregarded.

     3.3 Annual and Regular Meetings. An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution the Board, or any committee thereof, may specify the time and place either within or without the State of Washington, for holding regular meetings thereof without other notice than such resolution. At any meeting of the Board, any business may be transacted, and the Board may exercise all of its powers.

     3.4 Special Meetings. Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any Director and, in the case of any special meeting of any committee designated by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Washington as the place for holding any special Board or committee meeting called by them.

     3.5 Meetings by Communications Equipment. Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

     3.6 Notice of Special Meetings. Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally, by mail, private carrier or personal delivery; telegraph or teletype; telephone, facsimile or other wire or wireless equipment. Neither the business to be transacted at, nor the purpose of, and special meeting need be specified in the notice of such meeting. Notice shall be effective on the earlier of actual receipt or as follows:

     3.6.1 Personal Delivery. If notice is given by personal delivery or private carrier, the notice shall be effective if delivered to a Director at least two (2) days before the meeting.

     3.6.2 Delivery by Mail. If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail at least five days before the meeting properly addressed to a Director at his or her address shown on the records of the corporation with first class postage prepaid.

     3.6.3 Delivery by Telegraph or Teletype. If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company for delivery to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

     3.6.4 Delivery by Electronic Mail or Facsimile. If notice is delivered by electronic mail, facsimile or other wire or wireless equipment, the notice shall be deemed effective if it is transmitted to a facsimile number provided by a Director for that purpose from time to time and the successful transmission thereof is confirmed at least three days before the meeting.

     3.6.5 Oral Notice. If notice is delivered orally, by telephone, radio, in person or otherwise, the notice shall be deemed effective if personally given to the Director at least two days before the meeting.

     3.7  Waiver of Notice; Presumption of Assent.

     3.7.1 In Writing. Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, and delivered to the corporation for inclusion in the minutes or filing with the corporate records, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

     3.7.2 By Attendance. The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except where a Director, at the beginning of the meeting or promptly upon its arrival, objects to the holding of the meeting or to the transaction of any business and does not thereafter vote for or assent to action taken at the meeting.

     3.8 Quorum. A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. If the meeting is adjourned for more than forty-eight (48) hours, the Secretary shall give notice of the time and place of the adjourned meeting to the directors who were not present at the time the meeting was adjourned.

     3.9 Manner of Acting. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

     3.10 Presumption of Assent. A Director of the corporation who is present at a meeting of the Board in which action on any matter is taken shall be presumed to have assented to the action taken unless:

          (a) The Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding it or transacting business at the meeting; or

          (b) The Director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

          (c) The Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

     3.11 Action by Board or Committees Without a Meeting;. Any action which could be taken at a meeting of the Board or of any committee designated by the Board may be taken without a meeting if a written consent (including counterparts thereof) setting forth the action so taken is signed by each of the Directors or by each committee member either before or after the action taken. Any such written consent shall be delivered to the corporation and shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting. Such action shall be effective when the last Director signs the consent, unless the consent specifies a later effective date.

     3.12 Resignation. Any Director may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation shall take effect upon delivery thereof, or if a later effective date is specified in the notice, on such later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A resignation shall not affect the rights of the corporation under any contract with the resigning director.

     3.13 Removal. At a special meeting of shareholders called expressly for that purpose, any Director, any class of Directors, or the entire Board of Directors may be removed from office as a Director at any time for cause by the affirmative vote of shareholders of at least seventy-five percent (75%) of the votes which are entitled to be cast at an annual election of the director or directors. Notwithstanding the foregoing, the Director occupying the Series 4 Director position may be removed only by the affirmative vote of a majority vote of the holders of Series 4 preferred stock.

     3.14 Vacancies. Any vacancy occurring on the Board, including a vacancy resulting from an increase in the number of Directors, may be filled only by the Board of Directors, or, if the Directors in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the Directors in office unless for any reason there are no Directors in office, in which case they shall be filled by election at a special meeting of the shareholders. If the vacant office was held by a Director elected by holders of one or more authorized classes or series of shares, only the holders of those classes or series of shares are entitled to vote to fill the vacancy. Any vacancy that will occur at a specific later date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled for a term of office continuing only until the next election of Directors by the shareholders.

     3.15  Executive and Other Committees.

     3.15.1 Creation of Committees. The Board, by resolution adopted by a majority of the number of Directors fixed by or in the manner provided in these Bylaws, may appoint standing or temporary committees of two or more members each, including an Executive Committee, Audit Committee and Compensation Committee from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws and applicable law.

     3.15.2 Authority of Committees. Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board designating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to:

          (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board;

          (b) approve or propose to shareholders action required by the Washington Business Corporation Act to be approved by shareholders;

          (c)  fill vacancies on the Board or on any of its committees;

          (d)  amend the Articles of Incorporation;

          (e)  adopt, amend, or repeal these Bylaws;

          (f)  approve any plan of merger not requiring shareholder approvals;
     or

          (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a committee to do so within limits specifically prescribed by the Board.

     3.15.3 Quorum and Manner of Acting. A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. Except as may be otherwise provided in the Washington Business Corporation Act, the affirmative vote of a majority of the members of a committee present at a meeting at which a quorum is present when the vote is taken shall be the act of the committee.

     3.15.4 Minutes of Meetings. All committees shall keep regular minutes of their meetings for that purpose and shall cause them to be recorded in books kept for that purpose and in the corporate minute book.

     3.15.5 Resignation. Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the President, the Board, or the Chairman of such committee, or by giving oral notice at any meeting of such committee. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.15.6 Removal. The Board may remove from office any member of any committee elected or appointed by it but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided in these Bylaws.

     3.15.7 Application of Other Provisions. The provisions of these Bylaws regarding meetings, action without meetings and notice and waiver of notice applicable to the Board of Directors shall apply to each committee.

     3.16 Compensation. By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefore.

SECTION 4.  OFFICERS

     4.1 Number. The officers of the corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers, may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

     4.2 Election and Term of Office. The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns, or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

     4.3 Resignation. Any officer may resign at any time by delivering written notice to the Chairman of the Board, the President, or the Board, or by giving oral notice at any meeting of the Board. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A resignation shall not affect the rights of the corporation under any contract with the resigning officer.

     4.4 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board, with or without cause, whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any subordinate officer or agent may be removed by any officer authorized to appoint such subordinate officer or agent.

     4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term or for a new term established by the Board.

     4.6 Chairman of the Board. The Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as Chairman of such meeting.

     4.7 President. The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board, and, subject to the Board's direction and control, shall supervise and control all of the assets, business and affairs of the corporation. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time.

     4.8 Vice President. In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or any Assistant Secretary, certificates for shares of the corporation. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts, or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board.

     4.9 Secretary. The Secretary shall: (a) keep the minutes of meetings of the shareholders and the Board in one or more books provided for that purpose;
(b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and seal of the corporation; (d) keep registers of the post office address of each shareholder and Director; (e) sign, with the President or a Vice President, certificates for shares of the corporation; (f) have general charge of the stock transfer books of the corporation; (g) sign, with the President or other officer authorized by the President or the Board, deeds, mortgages, bonds, contracts, or other instruments; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

     4.10 Treasurer. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine. Subject to the direction and control of the Board, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

     4.11 Salaries. The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

     4.12 Bonds. The Board may require any officer to post a bond to ensure that the officer faithfully performs the duties of the office, and that in the case of the death, resignation, retirement or removal of the officer, the officer returns all books, papers, vouchers, money and other property in the officer's possession or under the officer's control which belongs to the corporation. The bond shall be in the amount and with any sureties required by the Board.

     4.13 Delegation. In the event any officer is absent or otherwise unable to perform the duties of such officer, the Board may temporarily delegate the powers and duties of such officer to any other officer, director or other person.

SECTION 5.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

     5.1 Contracts. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

     5.2 Loans to the Corporation. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

     5.3 Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

     5.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1 Issuance of Shares. No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board and empowered to do so, which authorization shall include the maximum number of shares to be issued the consideration to be received for each share, the value of noncash consideration, and a statement that the Board has determined that such consideration is adequate.

     6.2 Certificates for Shares. Certificates representing shares of the corporation shall be signed by two officers of the corporation and shall include on their face or back written notice of any restrictions which may be imposed on the transferability of such shares. Any or all the signatures on a certificate may be a facsimile. All certificates shall be consecutively numbered or otherwise identified. Certificates for shares of the corporation shall be in such form as is consistent with the provisions of the Washington Business Corporation Act and shall state at a minimum (a) the name of the corporation and that the corporation is organized under the laws of the State of Washington; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, which such certificate represents.
If there is more than one class of stock, each certificate must contain a statement that the corporation will furnish to any shareholder, upon request and without charge, a full written statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized by the corporation, and the variation in rights, preferences, and limitations determined for each series. Each certificate shall also contain a complete description or a reference to the existence and general nature of any restrictions on the ownership or transfer of the shares which the certificate represents.

     6.3 Restriction on Transfer. Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES OR (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THIS CORPORATION) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. NEITHER THE OFFERING OF THE SECURITIES NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY ANY ADMINISTRATOR UNDER THE SECURITIES ACT OF 1933, OR ANY APPLICABLE STATE LAW."

     6.4 Transfer of Shares. The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation upon surrender of the certificate therefor and pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

     6.5 Lost or Destroyed Certificates. In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe, including but not limited to the filing of an indemnity bond.

     6.6 Stock Records. The secretary shall keep the stock transfer books at the registered office or principal place of business of the corporation, or at the office of the corporation's transfer agent or registrar. The secretary, or the transfer agent or registrar, shall enter on the stock transfer books the name and address of each shareholder, together with the class, number of shares, and date on which the shares were issued or transferred to the shareholder.
Each shareholder shall keep the shareholder's current address on file with the secretary.

     6.7 Record Owners. The corporation shall treat a shareholder of record as the owner of the shares for all purposes. The corporation shall not be bound to recognize any claim to or interest in any share on the part of any other person, whether or not it has notice of such claim or interest, until that person's name has been entered on the transfer books as the shareholder of record.

SECTION 7.  BOOKS AND RECORDS

     7.1 Books of Account, Minutes and Share Register. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board, a record of actions taken by the shareholders or Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation. The corporation shall maintain appropriate accounting records prepared in accordance with generally accepted accounting principles consistently applied. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of names and addresses of all shareholders in alphabetical order showing the number and class of shares held by each. All such records shall be maintained in written form or in another form capable of conversion into written form within a reasonable time. The corporation shall keep a copy of the following records at its principal office: (a) the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; (b) the Bylaws or Restated Bylaws and all amendments to them currently in effect;
(c) the minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years; (d) its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein; (e) all written communications to shareholders generally within the past three years; (f) a list of the names and business addresses of its current Directors and officers; and
(g) its most recent annual report delivered to the Secretary of State of Washington. The foregoing financial statements shall be prepared not less than four (4) months after the close of each fiscal year, and in any event prior to the annual meeting of shareholders.

     7.2 Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or shareholders when certified by the President or Secretary.

SECTION 8.  FISCAL YEAR

     The fiscal year of the corporation shall be from April 1st to March 31st.

SECTION 9.  SEAL

     The seal of the corporation, if any, shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

     SECTION 10.  RULES OF ORDER

     10.1 Robert's Rules Govern. The rules contained in the most recent edition of Robert's Rules of Order, Revised, shall govern all meetings of shareholders and directors where those rules do not conflict with the Articles or the Bylaws.

     10.2 Chairman of Meeting. The Chairman of the meeting shall have absolute authority over matters of procedure. There shall be no appeal from a procedural ruling by the chairman of the meeting. The Chairman of the meeting may dispense with the rules of parliamentary procedure for any meeting or any part of a meeting. The Chairman shall clearly state the rules under which any meeting or part of a meeting will be conducted.

     10.3 Adjournment Due to Disorder. If disorder should arise which prevents continuation of the legitimate business of any meeting, the Chairman of the meeting may adjourn the meeting. Any meeting so adjourned may be reconvened in accordance with Sections 2.9 and 3.8 of these Bylaws.

     10.4 Removal of Persons Not Shareholders. The Chairman may require anyone who is not a bona fide shareholder of record or the proxy of a shareholder of record to leave any shareholders' meeting.

SECTION 11.  AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board.

The foregoing Bylaws were adopted by the Board of Directors on February 21, 1996.



                                    /s/ Charles S. Seel
                                    --------------------------
                                    Charles S. Seel, Secretary

Attest:

/s/ Robert W. Christensen, Jr.
- -------------------------------
Robert W. Christensen, Jr., Chairman